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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Command Systems, Inc. 2000 Non-Employee Director Stock Purchase Plan, of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Command Systems, Inc. included in its annual report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Hartford, Connecticut
June 23, 2000